Exhibit 24.1

FORUM ENERGY TECHNOLOGIES, INC.
POWER OF ATTORNEY
WHEREAS, Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), one or more post-effective amendments to the Company’s Registration Statement on Form S-3 (Registration No. 333-220814), relating to the registration of equity securities to be offered from time to time pursuant to Rule 415, including a related prospectus or prospectuses, with any such subsequent amendment(s) thereto (including post-effective amendments) and any supplement(s) thereto or any other registration statement or amendments (including post-effective amendments) thereto as may be required (collectively, the “Registration Statement”), as prescribed by the Commission pursuant to the Securities Act and the rules and regulations thereunder, together with any and all exhibits and other documents relating to the Registration Statement, in each case as may be necessary or appropriate in connection with the registration of securities of the Company;
NOW THEREFORE, the undersigned, in his or her capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint C. Christopher Gaut, Pablo G. Mercado and John C. Ivascu and each of them severally, his or her true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as director, officer or both, as the case may be, of the Company, the Registration Statement, including the exhibits thereto and the prospectus or prospectuses referred to above, and any and all subsequent amendments thereto (including further post-effective amendments) and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act and any supplement(s) thereto and any and all instruments necessary or incidental in connection therewith, and to file the same with the Commission and to appear before the Commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys and each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 28th day of February, 2019.
 /s/ C. Christopher Gaut
C. Christopher Gaut
/s/ Evelyn M. Angelle
Evelyn M. Angelle
/s/ David C. Baldwin
David C. Baldwin
/s/ John A. Carrig
John A. Carrig
/s/ Michael McShane
Michael McShane
/s/ Terence O’Toole
Terence O’Toole
/s/ Louis A. Raspino
Louis A. Raspino
/s/ John Schmitz
John Schmitz
/s/ Andrew L. White
Andrew L. White